Exhibit 99.1

JAZZ PHARMACEUTICALS REPORTS 2011 FULL YEAR AND FOURTH QUARTER

FINANCIAL RESULTS

— Xyrem Achieves Record Annual Sales of $233 Million for 2011 —

— 2011 Product Sales for Azur Pharma Announced —

DUBLIN, Ireland, February 27, 2012 — Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced financial results for Jazz Pharmaceuticals, Inc. for the full year and fourth quarter ended December 31, 2011, and provided selected 2011 financial results for Azur Pharma.

“2011 was an exceptional year, as our targeted investments in Xyrem continue to yield strong volume growth,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals plc. “As we look ahead into 2012, the recent business combination broadens our product portfolio, further strengthens our team and provides an efficient platform for growth as we pursue our mission to improve patients’ lives.”

A separate Form 10-K, including 2011 financial statements, will be filed shortly with the Securities and Exchange Commission for each of Jazz Pharmaceuticals, Inc. and the former Azur Pharma.

Jazz Pharmaceuticals, Inc. Results

As announced on January 18, 2012, Jazz Pharmaceuticals, Inc. and Azur Pharma Public Limited Company combined to create Jazz Pharmaceuticals plc. The historical financial results discussed below are those of Jazz Pharmaceuticals, Inc.

Total revenues for the full year ended December 31, 2011 were $272.3 million, an increase of 57 percent, compared to total revenues of $173.8 million for the year ended December 31, 2010. Total revenues for the fourth quarter of 2011 were $83.5 million, compared to $53.4 million for the fourth quarter of 2010. Total revenues for both the year and the quarter included net product sales, royalties and contract revenues.

Adjusted net income for 2011 was $164.9 million, or $3.52 per diluted share, compared to 2010 adjusted net income of $61.0 million, or $1.55 per diluted share. Adjusted net income for the fourth quarter of 2011 was $55.4 million, or $1.17 per diluted share, compared to $27.2 million, or $0.63 per diluted share, for the fourth quarter of 2010. A reconciliation of GAAP net income to adjusted net income and the related per diluted share amounts is included with this press release.

GAAP net income for 2011 was $125.0 million, or $2.67 per diluted share, compared to $32.8 million, or $0.83 per diluted share for 2010. GAAP net income for the fourth quarter of 2011 was $37.5 million, or $0.79 per diluted share, compared to GAAP net income of $24.5 million, or $0.56 per diluted share for the fourth quarter of 2010.

Xyrem® (sodium oxybate) net sales for 2011 increased 64 percent to $233.3 million, compared to $142.6 million in 2010. Net sales of Xyrem increased 67 percent to $71.8 million in the fourth quarter of 2011, compared to $42.9 million in the fourth quarter of 2010.

Luvox CR® (fluvoxamine maleate) net sales for 2011 increased 21 percent to $33.2 million, compared to $27.4 million in 2010. Net sales of Luvox CR for the fourth quarter of 2011 were $9.1 million, compared to $9.4 million in the fourth quarter of 2010. Both fourth quarter and full year 2010 net sales of Luvox CR included $2.0 million of revenue recorded as a result of a change in the timing of when revenue is recognized; the profit associated with this change of $1.3 million is excluded from the fourth quarter and full year 2010 adjusted net income.

Selling, general and administrative expenses and research and development expenses combined for 2011 were $123.1 million, compared to $94.6 million in 2010. Selling, general and administrative and research and development expenses for the fourth quarter of 2011 were $40.1 million, compared to $21.2 million in the same period of 2010, reflecting higher headcount expenses including stock-based compensation expense; higher legal and professional expenses primarily related to the transaction; and lower product development spending. Operating expenses in 2011 included $11.2 million in costs associated with the business combination, of which $5.3 million was recorded in the fourth quarter of 2011. Both fourth quarter and full year 2011 operating expenses also included $7.3 million in stock-based compensation expenses associated with the modification of stock options in connection with the transaction.

Cash, cash equivalents and marketable securities for Jazz Pharmaceuticals, Inc. as of December 31, 2011 were $157.9 million.

Azur Pharma Results

For the year ended December 31, 2011, Azur Pharma’s net product sales were $94.2 million. Cash and cash equivalents for Azur Pharma as of December 31, 2011 were $80.3 million.

AZUR PHARMA PUBLIC LIMITED COMPANY

SUMMARY OF PRODUCT SALES, NET

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Prialt (1)	$5,773	$4,817	$20,600	$12,852
FazaClo LD	8,090	9,060	30,105	34,555
FazaClo HD	3,143	1,566	8,681	2,780
Women’s Health and other	9,226	8,199	34,857	33,012

Total	$26,232	$23,642	$94,243	$83,199

(1)	Azur Pharma acquired the rights to Prialt in May 2010.

Conference Call Details

Jazz Pharmaceuticals will host an investor conference call and live audio webcast today at 9:30 p.m. GMT/4:30 p.m. EST to provide a business update and to discuss 2011 full year and fourth quarter results. The live webcast may be accessed from the Investors section of the company’s website at www.jazzpharmaceuticals.com. Investors may participate in the conference call by dialing 1-888-396-2356 in the U.S., or 1-617-847-8709 outside the U.S., and entering passcode 70752389.

An archived version of the webcast will be available for at least one week on the investors section of the Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals

Jazz Pharmaceuticals plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing products that address unmet medical needs. The company has a diverse portfolio of products in the areas of narcolepsy, severe chronic pain, psychiatry and women’s health. The company’s marketed products in these areas include: Xyrem® (sodium oxybate), Prialt® (ziconotide intrathecal infusion), FazaClo® (clozapine USP) HD and LD, Luvox CR® (fluvoxamine maleate) and Elestrin® (estradiol gel 0.06%).

Non-GAAP Financial Measures

To supplement financial results and financial guidance presented on a GAAP basis, we use the non-GAAP measures adjusted net income and adjusted net income per diluted share. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and our potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Our management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Compensation of our employees is based in part on the performance of our business based on these non-GAAP measures. In addition, we believe that the use of these non-GAAP measures enhances the ability of investors to compare our results from period to period. Investors should note that adjusted net income and adjusted net income per diluted share, as used by Jazz Pharmaceuticals, may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by our competitors and other companies. Adjusted net income and adjusted net income per diluted share exclude from the comparable GAAP measures: contract revenues related to previously deferred upfront and milestone payments, the gross margin impact of a change in the timing of when Luvox CR revenue is recognized, stock-based compensation, amortization of intangible assets, costs associated with the business combination between Jazz Pharmaceuticals, Inc. and Azur Pharma, loss on extinguishment of debt and non-cash interest expense associated with a debt discount and debt issuance costs.

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements relating to Jazz Pharmaceuticals plc’s future financial performance, including future performance and potential sales and earnings growth, and statements related to potential future product acquisitions. These forward-looking statements are based on Jazz Pharmaceuticals plc’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with business combination transactions, such as the risk that the historic businesses of Jazz Pharmaceuticals, Inc. and Azur Pharma will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans, including uncertainty of the expected financial performance and results; assumptions in the tax provisions for Jazz Pharmaceuticals plc; disruption from the merger transaction and related integration efforts, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the allocation of the acquisition price in the merger to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if Jazz Pharmaceuticals plc does not achieve the perceived benefits of the merger transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the ordinary shares could decline, as well as other risks related to the business, including dependence on sales of Xyrem and the ability to increase sales of products; competition, including potential generic competition; dependence on single source suppliers and manufacturers; the ability of to protect intellectual property and defend patents; regulatory obligations and oversight; the ability of Jazz Pharmaceuticals plc to successfully identify and acquire, in-license or develop additional products or product candidates to grow its business; cash flow; and those other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s or Jazz Pharmaceuticals, Inc.’s SEC filings and reports, including Jazz Pharmaceuticals Inc.’s definitive proxy statement related to its stockholders’ meeting held on December 12, 2011. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Contact
Ami Knoefler
Executive Director, Investor Relations &
Corporate Communications
Jazz Pharmaceuticals plc
Ireland	+ 353 1 638 1032
U.S.	+ 1 650-496-2947
ami.knoefler@jazzpharma.com

JAZZ PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues:
Product sales, net	$80,935	$52,357	$266,518	$170,006
Royalties and contract revenues	2,601	1,012	5,759	3,775

Total revenues	83,536	53,369	272,277	173,781
Operating expenses:
Cost of product sales	3,862	4,784	13,942	13,559
Selling, general and administrative	36,384	17,070	108,936	68,996
Research and development	3,764	4,118	14,120	25,612
Intangible asset amortization	1,862	1,862	7,448	7,825

Total operating expenses	45,872	27,834	144,446	115,992

Income from operations	37,664	25,535	127,831	57,789
Interest income and other, net	69	1	75	4
Interest expense	(110)	(1,077)	(1,675)	(12,728)
Loss on extinguishment of debt	(150)	—	(1,247)	(12,287)

Net income	$37,473	$24,459	$124,984	$32,778

Net income per share:
Basic	$0.88	$0.62	$3.01	$0.90

Diluted	$0.79	$0.56	$2.67	$0.83

Weighted-average common shares used in computing net income per share:
Basic	42,367	39,456	41,499	36,343

Diluted	47,451	43,405	46,798	39,411

JAZZ PHARMACEUTICALS, INC.

SUMMARY OF PRODUCT SALES, NET

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Xyrem	$71,845	$42,931	$233,348	$142,630
Luvox CR	9,090	9,426	33,170	27,376

Total	$80,935	$52,357	$266,518	$170,006

JAZZ PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$82,076	$44,794
Marketable securities	75,822	—
Restricted cash	—	400
Accounts receivable, net of allowances	34,374	22,081
Inventories	3,909	5,046
Prepaid expenses	1,690	1,858
Other current assets	1,260	279

Total current assets	199,131	74,458
Property and equipment, net	1,557	690
Intangible assets, net	14,585	22,033
Goodwill	38,213	38,213
Other long-term assets	87	335

Total assets	$253,573	$135,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,129	$3,049
Accrued liabilities	34,783	23,572
Liability under government settlement	7,320	4,128
Purchased product rights liability	4,500	4,500
Revolving credit facility	—	7,350
Current portion of long-term debt	—	16,064
Deferred revenue	1,138	1,273

Total current liabilities	52,870	59,936
Purchased product rights liability, non-current	—	4,500
Liability under government settlement, non-current	—	6,978
Long-term debt, less current portion	—	24,629
Deferred rent	—	82
Deferred revenue, non-current	7,915	9,053
Total stockholders’ equity	192,788	30,551

Total liabilities and stockholders’ equity	$253,573	$135,729

JAZZ PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
GAAP net income	$37,473	$24,459	$124,984	$32,778
Add:
Intangible asset amortization	1,862	1,862	7,448	7,825
Stock-based compensation expense	10,946	2,250	20,704	8,219
Non-cash interest expense	—	231	394	2,406
Loss on extinguishment of debt	150	—	1,247	12,287
Transaction and integration costs	5,271	—	11,245	—
Deduct:
Contract revenues	(284)	(284)	(1,138)	(1,138)
Luvox CR revenue recognition timing change	—	(1,345)	—	(1,345)

Adjusted net income	$55,418	$27,173	$164,884	$61,032

GAAP net income per diluted share	$0.79	$0.56	$2.67	$0.83

Adjusted net income per diluted share	$1.17	$0.63	$3.52	$1.55

Shares used in computing GAAP and adjusted net income per diluted share amounts	47,451	43,405	46,798	39,411